Exhibit 99.1

Consolidated Water Reports 2019 Record Results; Total Revenue up 5% to $68.8 million, Net Income up 8% to $12.2 million

Company Sets Dates for Annual Shareholders’ Meeting and Holders of Record

GEORGE TOWN, Cayman Islands, March 16, 2020 -- Consolidated Water Co. Ltd. (Nasdaq Global Select Market: CWCO), a leading developer and operator of advanced water supply and treatment plants, reported results for the year ended December 31, 2019. All annual comparisons are to the previous year unless otherwise noted.

2019 Financial Highlights

•	Revenue increased 5% to a record $68.8 million, driving gross profit up 6% to $28.3 million.

•	Net income attributable to stockholders increased 8% to a record $12.2 million or $0.80 per diluted share.

•	Cash and cash equivalents totaled $42.9 million at December 31, 2019.

•	Paid $5.1 million in dividends in 2019.

2019 Operational Highlights

•	Expanded the company’s product offerings and presence in the U.S. by acquiring a controlling interest in PERC Water Corporation, an innovative water infrastructure company, in October.

•	Completed the sale of CW-Belize to the company’s government-controlled Belize customer for $7.0 million in February.

•	Generated a gain on asset dispositions of approximately $445,000 primarily from the sale of CW-Bali in June.

•	Continued to advance the development project in Rosarito, Baja California, Mexico involving the construction and operation of a major seawater desalination plant and distribution pipeline. Designed to produce 100 million gallons per day of potable water, the plant is expected to be the largest of its kind in the Western Hemisphere and a major, much-needed new source of drinking water for the coastal region of Baja California for at least 37 years.

Management Commentary

“2019 was a banner year for Consolidated Water, with strong progress made in many areas of our business driving record revenue and net income,” commented Chief Executive Officer Rick McTaggart. “Our retail segment increased its revenue and gross profit, while our bulk segment won two competitive tender processes for Grand Cayman that replaced expiring contracts. Our manufacturing segment increased sales by $6.3 million, and we dramatically expanded the offerings of our services segment through the acquisition of PERC Water.

“We also increased our cash balances by $11.6 million and our working capital by $10.8 million. From a financial condition perspective, the company has never been stronger, and we have more than ample liquidity and capital resources to pursue our strategic initiatives.

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“While naturally we are concerned about the impact of the COVID-19 virus on the world economy and our business, we remain optimistic about our long-term prospects. Travel interruptions or a temporary decline in tourism would likely adversely affect our desalination business in the Caribbean. Because the vast majority of our retail customers are residents and businesses on Grand Cayman who depend on tourism, we may be asked to do our part to help support customers who become economically challenged. Our bulk water supply contracts with government entities provide for guaranteed minimum monthly payments. To be sure, this remains a fluid situation and we are monitoring it closely.

“We are taking the necessary precautions to help protect our customers and employees, but at this point we do not anticipate a significant impact of COVID-19 on our North American-based business. Our current manufacturing segment order backlog already exceeds the level we had at this time last year, and PERC is pursuing several promising project and management contract opportunities. We are proceeding with the development of our project in Mexico, which we anticipate will be transformative for our company once we complete the financing stage and commence construction.”

2019 Financial Summary

Revenue increased 5% to a record $68.8 million from $65.7 million in 2018, which was driven primarily by increases of $6.3 million in manufacturing and $835,000 in retail. The increase was partially offset by decreases of $4.0 million in bulk water sales and $52,000 in services.

The increase in manufacturing revenue was due to an increase in the number of orders that resulted in expanded project production activity. Retail segment revenue was higher due to a slight increase in the volume of water sold by Cayman Water and higher energy prices.

The decrease in bulk water revenue was due to the lower rates that came into effect in February for water supplied by the Red Gate and North Sound plants, as well as lower rates that came into effect in July for the North Side Water Works plant under the new contracts for those plants.

The slight decrease in services reflects $710,000 in 2018 from an OC-BVI plant refurbishment project and $518,000 for pipeline installations made on Grand Cayman in 2018. The services segment did not complete any such projects in 2019. However, the services segment benefited from $1.4 million in revenue contributed by PERC Water.

Gross profit increased 6% to $28.3 million in 2019 from $26.7 million in 2018, with gross margin as a percentage of revenue improving from 40.7% to 41.1%.

Net income attributable to stockholders increased 8% to a record $12.2 million or $0.80 per diluted share, compared to $11.3 million or $0.75 per diluted share in 2018.

Cash and cash equivalents totaled $42.9 million as of December 31, 2019, as compared to $31.3 million as of December 31, 2018. The increase resulted primarily from net income generated from continuing operations and the sale of CW-Belize.

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2019 Segment Results

	Year Ended December 31, 2019
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$26,456,022	$26,986,108	$1,759,446	$13,592,075	$68,793,651
Cost of revenue	11,611,165	18,606,805	1,215,193	9,086,140	40,519,303
Gross profit	14,844,857	8,379,303	544,253	4,505,935	28,274,348
General and administrative expenses	13,422,821	1,238,296	2,740,219	1,947,622	19,348,958
Gain on asset dispositions and impairments, net	398,041	47,000	-	-	445,041
Income (loss) from operations	$1,820,077	$7,188,007	$(2,195,966)	$2,558,313	9,370,431
Other income, net					801,091
Income before income taxes					10,171,522
Provision for income taxes					66,621
Net income from continuing operations					10,104,901
Income from continuing operations attributable to non-controlling interests					1,549,978
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					8,554,923
Net income from discontinued operations					3,621,170
Net income attributable to Consolidated Water Co. Ltd. stockholders					$12,176,093

	Year Ended December 31, 2018
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$25,621,048	$31,031,287	$1,811,372	$7,256,150	$65,719,857
Cost of revenue	11,011,456	21,551,383	1,503,034	4,911,697	38,977,570
Gross profit	14,609,592	9,479,904	308,338	2,344,453	26,742,287
General and administrative expenses	12,029,646	1,301,042	2,889,703	2,489,028	18,709,419
(Loss) on asset dispositions and impairments, net	(12,263)	-	(41,180)	(3,331)	(56,774)
Income (loss) from operations	$2,567,683	$8,178,862	$(2,622,545)	$(147,906)	7,976,094
Other income, net					2,740,064
Income before income taxes					10,716,158
Benefit from income taxes					(157,291)
Net income from continuing operations					10,873,449
Income from continuing operations attributable to non-controlling interests					695,787
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					10,177,662
Net income from discontinued operations					1,115,825
Net income attributable to Consolidated Water Co. Ltd. stockholders					$11,293,487

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Revenues by Geographic Region

	Year ended December 31,
	2019	2018
Cayman Islands	$30,327,139	$34,623,925
Bahamas	23,114,860	23,241,361
Indonesia	131	153,233
United States	14,968,868	7,256,150
Revenues earned from management services agreement with OC-BVI	382,653	445,188
	$68,793,651	$65,719,857

Annual General Meeting of Shareholders

The company has set May 19, 2020 as the date of its annual meeting of shareholders to be held at 3:00 p.m. local time at The Westin Grand Cayman Seven Mile Beach Resort & Spa in Grand Cayman. Holders of record of the company’s stock as of March 17, 2020 will be entitled to vote at the meeting.

Conference Call

Consolidated Water management will host a conference call to discuss these results, followed by a question and answer period.

Date: Monday, March 16, 2020

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Toll-free dial-in number: 1-844-875-6913

International dial-in number: 1-412-317-6709

Conference ID: 10140082

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through March 23, 2020, as well as available for replay via the Investors section of the Consolidated Water website at www.cwco.com.

Toll-free replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 10140082

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands and operates water treatment facilities in the United States. The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) its ability to complete the project under development in Baja California, Mexico; (v) the future financial performance of its subsidiary that manufactures water treatment-related systems and products and provides design, engineering, management, operating and other services applicable to commercial, municipal and industrial water production; (vi) the collection of its delinquent accounts receivable in the Bahamas; (vii) its ability to integrate and profitably operate recently acquired subsidiary PERC Water Corporation; (viii) the possible adverse impact of the COVID-19 virus on the company’s business; and (ix) various other risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/docs/. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

David W. Sasnett

Executive Vice President and CFO

Tel (954) 509-8200

dsasnett@cwco.com

Investor Relations Contact
Ron Both, CMA
Tel (949) 432-7566
CWCO@cma.team

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CONSOLIDATED WATER CO. LTD.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$42,902,669	$31,337,477
Accounts receivable, net	23,229,689	22,462,217
Inventory	3,287,555	2,232,721
Prepaid expenses and other current assets	2,346,918	2,801,674
Current portion of loans receivable	-	734,980
Costs and estimated earnings in excess of billings	1,675,781	835,669
Current assets of discontinued operations	-	1,959,494
Total current assets	73,442,612	62,364,232
Property, plant and equipment, net	61,248,979	58,880,818
Construction in progress	1,335,597	6,015,043
Inventory, non-current	4,404,378	4,545,198
Investment in OC-BVI	1,903,602	2,584,987
Goodwill	13,325,013	8,004,597
Land and rights of way held for development	24,162,523	24,161,024
Intangible assets, net	5,040,000	1,891,667
Operating lease right-of-use assets	4,439,212	-
Other assets	2,990,228	2,123,999
Long-term assets of discontinued operations	-	1,944,033
Total assets	$192,292,144	$172,515,598

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$3,672,142	$4,570,641
Accrued compensation	1,821,395	1,286,468
Dividends payable	1,292,187	1,286,493
Current maturities of operating leases	755,751	-
Current portion of long-term debt	17,753	-
Billings in excess of costs and estimated earnings	614,386	109,940
Current liabilities of discontinued operations	-	646,452
Total current liabilities	8,173,614	7,899,994
Long term debt	61,146	-
Deferred tax liabilities	1,529,035	659,874
Noncurrent operating leases	3,836,475	-
Net liability arising from put/call options	664,000	-
Other liabilities	75,000	199,827
Total liabilities	14,339,270	8,759,695
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 33,751 and 34,796 shares, respectively	20,251	20,878
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 15,049,608 and 14,982,906 shares, respectively	9,029,765	8,989,744
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	-	-
Additional paid-in capital	88,356,509	87,211,953
Retained earnings	66,352,733	59,298,161
Cumulative translation adjustment	-	(549,555)
Total Consolidated Water Co. Ltd. stockholders' equity	163,759,258	154,971,181
Non-controlling interests	14,193,616	8,784,722
Total equity	177,952,874	163,755,903
Total liabilities and equity	$192,292,144	$172,515,598

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CONSOLIDATED WATER CO. LTD.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2019	2018
Total revenue	$68,793,651	$65,719,857
Total cost of revenue	40,519,303	38,977,570
Gross profit	28,274,348	26,742,287
General and administrative expenses	19,348,958	18,709,419
Gain (loss) on asset dispositions and impairments, net	445,041	(56,774)
Income from operations	9,370,431	7,976,094

Other income (expense):
Interest income	588,509	663,197
Interest expense	(2,814)	(8,427)
Profit-sharing income from OC-BVI	16,200	654,075
Equity in the earnings of OC-BVI	44,765	1,798,280
Net unrealized gain (loss) on put/call options	56,000	(256,000)
Other	98,431	(111,061)
Other income, net	801,091	2,740,064
Income before income taxes	10,171,522	10,716,158
Provision for (benefit from) income taxes	66,621	(157,291)
Net income from continuing operations	10,104,901	10,873,449
Income from continuing operations attributable to non-controlling interests	1,549,978	695,787
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	8,554,923	10,177,662
Gain on sale of discontinued operations	3,621,170	-
Net income from discontinued operations	-	1,115,825
Total income from discontinued operations	3,621,170	1,115,825
Net income attributable to Consolidated Water Co. Ltd. stockholders	$12,176,093	$11,293,487

Basic earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.57	$0.68
Discontinued operations	0.24	0.07
Basic earnings per share	$0.81	$0.75

Diluted earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.56	$0.68
Discontinued operations	0.24	0.07
Diluted earnings per share	$0.80	$0.75

Dividends declared per common and redeemable preferred shares	$0.34	$0.34

Weighted average number of common shares used in the determination of:
Basic earnings per share	15,025,639	14,962,760
Diluted earnings per share	15,137,076	15,074,147

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